Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended September 29, 2019
FREMONT, Calif., October 23, 2019 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended September 29, 2019 (the “September 2019 quarter”).
Highlights for the September 2019 quarter were as follows:

•	Revenue of $2.17 billion.

•	U.S. GAAP gross margin of 45.3%, U.S. GAAP operating income as a percentage of revenue of 24.8%, and U.S. GAAP diluted EPS of $3.09.

•	Non-GAAP gross margin of 45.4%, non-GAAP operating income as a percentage of revenue of 25.5%, and non-GAAP diluted EPS of $3.18.
Key Financial Data for the Quarters Ended
September 29, 2019 and June 30, 2019
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	September 2019	June 2019	Change Q/Q
Revenue	$2,165,746	$2,361,147	- 8%
Gross margin as percentage of revenue	45.3%	45.8%	- 50 bps
Operating income as percentage of revenue	24.8%	26.1%	- 130 bps
Diluted EPS	$3.09	$3.51	- 12%

Non-GAAP
	September 2019	June 2019	Change Q/Q
Revenue	$2,165,746	$2,361,147	- 8%
Gross margin as percentage of revenue	45.4%	45.9%	- 50 bps
Operating income as percentage of revenue	25.5%	26.9%	- 140 bps
Diluted EPS	$3.18	$3.62	- 12%

U.S. GAAP Financial Results
For the September 2019 quarter, revenue was $2,166 million, gross margin was $982 million, or 45.3% of revenue, operating expenses were $444 million, operating income was 24.8% of revenue, and net income was $466 million, or $3.09 per diluted share on a U.S. GAAP basis. This compares to revenue of $2,361 million, gross margin of $1,081 million, or 45.8% of revenue, operating expenses of $464 million, operating income of 26.1% of revenue, and net income of $542 million, or $3.51 per diluted share, for the quarter ended June 30, 2019 (the “June 2019 quarter”).
Non-GAAP Financial Results
For the September 2019 quarter, non-GAAP gross margin was $983 million or 45.4% of revenue, non-GAAP operating expenses were $431 million, non-GAAP operating income was 25.5% of revenue, and non-GAAP net income was $480 million, or $3.18 per diluted share. This compares to non-GAAP gross margin of $1,085 million or 45.9% of revenue, non-GAAP operating expenses of $450 million, non-GAAP operating income of 26.9% of revenue, and non-GAAP net income of $559 million, or $3.62 per diluted share for the June 2019 quarter.
“Lam delivered solid results in the September quarter, highlighted by strong profitability,” said Tim Archer, Lam Research’s President and Chief Executive Officer. “Through our unwavering commitment to customer collaboration and technology innovation, Lam has laid a foundation for long-term growth and outperformance.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased slightly to $5.8 billion at the end of the September 2019 quarter compared to $5.7 billion at the end of the June 2019 quarter. This increase was primarily the result of $464.0 million of cash generated from operating activities, partially offset by approximately $158.9 million of dividends paid to shareholders, $78.1 million of share repurchases, including net share settlement on employee stock-based compensation, $39.3 million of capital expenditures, and $29.0 million of debt reductions.

Deferred revenue and deferred profit at the end of the September 2019 quarter increased to $481 million and $407 million, respectively, as compared to $449 million and $381 million, respectively, at the end of the June 2019 quarter. Lam’s deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $47 million as of September 29, 2019 and $78 million as of June 30, 2019.
Geographic Distribution
The geographic distribution of revenue during the September 2019 quarter is shown in the following table:

Region	Revenue
China	27%
Korea	21%
Taiwan	18%
Japan	13%
Southeast Asia	10%
United States	8%
Europe	3%
Outlook
For the December 2019 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Revenue	$2.5 Billion	+/-	$150 Million	—		$2.5 Billion	+/-	$150 Million
Gross margin as a percentage of revenue	44.9%	+/-	1%	$2	Million	45.0%	+/-	1%
Operating income as a percentage of revenue	26.4%	+/-	1%	$14	Million	27.0%	+/-	1%
Net income per diluted share	$3.71	+/-	$0.20	$13	Million	$3.80	+/-	$0.20
Diluted share count	150 Million			—		150 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $2 million.

•	Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $14 million.

•
Net income per diluted share - amortization related to intangible assets acquired though business combinations, $14 million; amortization of note discounts, $1 million; and associated tax benefit for non-GAAP items ($2 million); totaling $13 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2019 and June 2019 quarters exclude amortization related to intangible assets acquired through business combinations, restructuring charges, amortization of note discounts, and income tax benefit of non-GAAP items. Additionally, the June 2019 quarter non-GAAP results exclude income tax impacts associated with U.S. tax reform and income tax benefit on the conclusion of tax matters related to a prior business combination.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: the estimated future revenue from shipments to customers in Japan; the timing and amount of revenue and profit earned from any booked deferred revenue and profit; the success or outcome of our collaboration and innovation efforts; our long term growth and performance, including outperformance of the market, the industry or our competitors; the legal and business factors that may affect our future tax rate; and our guidance for revenue, gross margin (both as a dollar value and a percentage of revenue), operating income (both as a dollar value and a percentage of revenue), net income or earnings per diluted share, on either a GAAP or non-GAAP basis and diluted share count. Some factors that may affect these forward-looking statements include: business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 30, 2019. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019	September 23, 2018
Revenue	$2,165,746	$2,361,147	$2,330,691
Cost of goods sold	1,184,036	1,280,256	1,272,493
Gross margin	981,710	1,080,891	1,058,198
Gross margin as a percent of revenue	45.3%	45.8%	45.4%
Research and development	286,827	295,578	291,672
Selling, general and administrative	157,428	168,228	174,775
Total operating expenses	444,255	463,806	466,447
Operating income	537,455	617,085	591,751
Operating income as a percent of revenue	24.8%	26.1%	25.4%
Other expense, net	(12,728)	(7,667)	(377)
Income before income taxes	524,727	609,418	591,374
Income tax expense	(58,938)	(67,593)	(58,014)
Net income	$465,789	$541,825	$533,360
Net income per share:
Basic	$3.22	$3.66	$3.43
Diluted	$3.09	$3.51	$3.23
Number of shares used in per share calculations:
Basic	144,673	148,131	155,658
Diluted	150,682	154,474	165,327
Cash dividend declared per common share	$1.15	$1.10	$1.10

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 29, 2019	June 30, 2019	September 23, 2018
	(unaudited)	(1)	(unaudited)
ASSETS
Cash and cash equivalents	$4,607,182	$3,658,219	$2,568,085
Investments	983,650	1,772,984	1,050,863
Accounts receivable, net	1,635,643	1,455,522	1,846,845
Inventories	1,483,385	1,540,140	1,874,194
Prepaid expenses and other current assets	124,755	133,544	175,886
Total current assets	8,834,615	8,560,409	7,515,873
Property and equipment, net	1,030,168	1,059,077	951,376
Restricted cash and investments	254,654	255,177	255,924
Goodwill and intangible assets	1,690,648	1,701,547	1,767,562
Other assets	533,417	425,123	466,842
Total assets	$12,343,502	$12,001,333	$10,957,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt, finance lease obligations, and commercial paper	$645,158	$667,131	$550,369
Other current liabilities	1,812,524	1,704,519	2,274,596
Total current liabilities	2,457,682	2,371,650	2,824,965
Long-term debt and finance lease obligations	3,788,089	3,822,768	1,805,091
Income taxes payable	856,895	892,790	845,740
Other long-term liabilities	261,890	190,821	100,144
Total liabilities	7,364,556	7,278,029	5,575,940
Temporary equity, convertible notes	42,553	49,439	58,812
Stockholders’ equity (2)	4,936,393	4,673,865	5,322,825
Total liabilities and stockholders’ equity	$12,343,502	$12,001,333	$10,957,577

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 144,871 as of September 29, 2019, 144,433 as of June 30, 2019, and 153,384 as of September 23, 2018.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019	September 23, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$465,789	$541,825	$533,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,664	65,408	79,805
Deferred income taxes	(2,992)	70,125	(83,501)
Equity-based compensation expense	42,905	44,845	50,343
Amortization of note discounts and issuance costs	1,675	2,206	1,245
Other, net	4,026	(5,173)	2,191
Changes in operating assets and liabilities	(112,020)	161,251	136,843
Net cash provided by operating activities	464,047	880,487	720,286
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(39,256)	(65,948)	(56,098)
Net sale (purchase) of available-for-sale securities	790,478	(555,468)	(612,583)
Other, net	(540)	(2,067)	(3,650)
Net cash provided by (used for) investing activities	750,682	(623,483)	(672,331)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(28,965)	(1,157)	(79,831)
Net repayments of commercial paper	—	(300,000)	(86)
Treasury stock purchases	(78,132)	(1,108,560)	(1,735,895)
Dividends paid	(158,868)	(164,874)	(174,372)
Reissuance of treasury stock related to employee stock purchase plan	—	45,041	—
Proceeds from issuance of common stock	3,869	1,694	—
Other, net	—	—	(9)
Net cash used for financing activities	(262,096)	(1,527,856)	(1,990,193)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,193)	(3,137)	(2,311)
Net increase (decrease) in cash, cash equivalents, and restricted cash	948,440	(1,273,989)	(1,944,549)
Cash, cash equivalents, and restricted cash at beginning of period	3,913,396	5,187,385	4,768,558
Cash, cash equivalents, and restricted cash at end of period	$4,861,836	$3,913,396	$2,824,009

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019
Revenue	$2,165,746	$2,361,147
Gross margin	$983,338	$1,084,881
Gross margin as percentage of revenue	45.4%	45.9%
Operating expenses	$430,853	$450,161
Operating income	$552,485	$634,720
Operating income as a percentage of revenue	25.5%	26.9%
Net income	$479,555	$558,832
Net income per diluted share	$3.18	$3.62
Shares used in per share calculation - diluted	150,682	154,474
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019
U.S. GAAP net income	$465,789	$541,825
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	1,628	3,389
Restructuring charges - cost of goods sold	—	601
Restructuring charges - research and development	—	206
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	12,357	12,357
Restructuring charges - selling, general and administrative	1,045	1,082
Amortization of note discounts - other expense, net	1,234	1,195
Net income tax benefit on non-GAAP items	(2,498)	(3,104)
Income tax benefit on the conclusion of certain tax matters	—	(172)
Income tax expense associated with U.S. tax reform	—	1,453
Non-GAAP net income	$479,555	$558,832
Non-GAAP net income per diluted share	$3.18	$3.62
U.S. GAAP net income per diluted share	$3.09	$3.51
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	150,682	154,474

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019
U.S. GAAP gross margin	$981,710	$1,080,891
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	1,628	3,389
Restructuring charges	—	601
Non-GAAP gross margin	$983,338	$1,084,881
U.S. GAAP gross margin as a percentage of revenue	45.3%	45.8%
Non-GAAP gross margin as a percentage of revenue	45.4%	45.9%
U.S. GAAP operating expenses	$444,255	$463,806
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(12,357)	(12,357)
Restructuring charges	(1,045)	(1,288)
Non-GAAP operating expenses	$430,853	$450,161
U.S. GAAP operating income	$537,455	$617,085
Non-GAAP operating income	$552,485	$634,720
U.S. GAAP operating income as percent of revenue	24.8%	26.1%
Non-GAAP operating income as a percent of revenue	25.5%	26.9%